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                                                                  EXHIBIT 10.87


                         SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 21, 1997, by and among American BioMed, Inc., a Delaware corporation, with headquarters located at 10077 Grogan's Mill Road, Suite 100, The Woodlands, Texas 77380 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (along with their successors and assigns, individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant
Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its Preferred Stock, $.001 par value per share (the "PREFERRED STOCK"): the Company's Series C Convertible Preferred Stock (the "SERIES C PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Preferred Shares, substantially in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 125 shares of the Series C Preferred Shares in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers;

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         E. As set forth in Section 4(l) hereof and Section 2(j)(ii) of the Certificate of Designations, under certain circumstances holders of the Series C Preferred Shares shall receive stock purchase warrants to acquire shares of Common Stock substantially in the form attached hereto as Exhibit C (the "WARRANTS").

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.   PURCHASE AND SALE OF SERIES C PREFERRED SHARES.

              a. Purchase of Series C Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of 125 Series C Preferred Shares, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the


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"CLOSING"). The per share purchase price (the "PURCHASE PRICE") of the Series C
Preferred Shares shall be $20,000.00.

              b. Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Central Standard Time, within five (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

              c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Series C Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(ii) the Company shall deliver to each Buyer, a stock certificate representing such number of the Series C Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

         2.   BUYER'S REPRESENTATIONS AND WARRANTIES.

              Each Buyer represents and warrants with respect to only itself that:

              a. Investment Purpose. Such Buyer (i) is acquiring the Series
C Preferred Shares, (ii) upon conversion of the Series C Preferred Shares, will acquire the Conversion Shares then issuable and any Warrants issuable pursuant to Section 4(l) hereof, (iii) will acquire any Warrants issuable pursuant to
Section 2(j)(ii) of the Certificate of Designations, and (iv) upon exercise of the Warrants, will acquire the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Series C Preferred Shares, Conversion Shares, Warrants or Warrant Shares for any minimum or other specific term and reserves the right to dispose of Series C Preferred Shares, Conversion Shares, Warrants or Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

              b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

              c. Reliance on Exemptions. Such Buyer understands that the Series C Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such


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Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

              d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series C Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Series C Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series C Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares.

              e. No Governmental Review. Such Buyer understands that no
United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares or the fairness or suitability of the investment in the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares nor have such authorities passed upon or endorsed the merits of the offering of the Series C Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares.

              f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Series C Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.


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              g. Legends.  Such Buyer understands that the certificates or other instruments representing the Series C Preferred Shares, the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, shall, except as set forth below, bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Conversion Shares or the Warrant Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.. In the event the above legend is removed from the Series C Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any Series C Preferred Shares, Conversion Shares, Warrants or Warrant Shares that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

              h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles



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


of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

              i. Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

              j. Brokers. No broker or placement agent is entitled to any brokerage commission or placement agent fee from the Company in connection with the sale of the Series C Preferred Shares hereunder based upon an agreement made by such Buyer.

         3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

              The Company represents and warrants to each of the Buyers that:

              a. Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

              b. Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue the Series C Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series C Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and the Warrants constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.



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              c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of the date hereof, 14,015,529 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, of which as of the date hereof, (i) 1,500 shares of have been designated as 1996 Series A Convertible Preferred Stock, 1,390 of which shares are issued and outstanding and (ii) 2,500 shares of have been designated as 1996 Series B Convertible Preferred Stock, all of which shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

              d. Issuance of Securities. The Series C Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. 7,500,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Series C Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

              e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not
(i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock



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of the Company or By-laws or (ii) conflict with in any material respect, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws, or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in material violation of any term of or in any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries, which, in each case, is material to the Company and its subsidiaries taken as a whole. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation, in any material respect, of any law, ordinance, regulation of any governmental entity, which, in any case, is material to the Company and its subsidiaries taken as a whole. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

              f. SEC Documents; Financial Statements. Since January 1,
1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein and the Company's Registration Statements on Form S-3 which was declared effective by the SEC on August 23, 1996, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyer or its representative true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form


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
in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

              g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since December 31, 1995 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

              h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding could reasonably be expected to (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in the SEC Documents or in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

              i. Acknowledgment Regarding Buyers' Purchase of Series C Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares. The Company further represents to each Buyer that the

Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

              j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Buyers.

              k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares.

              l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares under the 1933 Act or cause this offering of Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

              m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

              n. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights which, in each case, is material to the Company and its subsidiaries taken as a whole, have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any material infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material intellectual properties.

              o. Environmental Laws. The Company and its subsidiaries are (i) in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

              p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

              q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct, in all material respects, their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

              s. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              u. Tax Status. Except as set forth on Schedule 3(u), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

              v. Certain Transactions. Except as set forth on Schedule 3(v) and in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series C Preferred Shares will increase in certain circumstances and that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares and the Warrants upon conversion of the Series C Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         4.   COVENANTS.

              a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

              b. Transactions With Affiliates. So long as (i) any Series C Preferred Shares are outstanding or (ii) any Buyer owns Conversion Shares and Warrant Shares with a market value equal to or greater than $200,000, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

              c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Series C Preferred Shares or Warrants is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

              d. Use of Proceeds. The Company shall use the proceeds from the sale of the Series C Preferred Shares only for working capital and general corporate purposes.

              e. Financial Information. The Company agrees to send the following to each Investors (as that term is defined in the Registration Rights
Agreement) during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (iii) copies of any notices and other information made available to the security holders of the Company generally as soon as any such notices or other information is made available to any security holders of the Company.

              f. Additional Financing; Right of First Refusal. The Company and its subsidiaries shall not consummate any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary (including any debt securities with an equity component) in any form ("FUTURE OFFERINGS") during the period beginning on the date hereof and ending 270 days after the Closing Date unless it shall have first delivered to each Buyer or a designee appointed by such Buyer, written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering in all reasonable detail, including the terms and conditions thereof, and providing each Buyer an option to participate in such financing or purchase such securities, on the same terms and conditions thereof, up to its Series C Aggregate Percentage (as defined below) of the Series C Financing Amount (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATION"). For purposes of this Section 4(f), "SERIES C AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Series C Preferred Shares then owned by such Buyer by (ii) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of all of the Series C Preferred Shares initially held by all of the Buyers. For purposes of this Section 4(f), the "SERIES C FINANCING AMOUNT" at any time shall mean (i) the Series C Financing Percentage (as defined below) of the aggregate amount of such financing or securities, plus
(ii) any amount of such financing or securities which the holders of shares of the Company's Series A Convertible Preferred Stock and the Company's Series B Convertible Preferred Stock outstanding as of the date hereof have not agreed to purchase in connection with such financing as stated in the Future Offering Notice. For purposes of this Section 4(f), the "SERIES C FINANCING PERCENTAGE" at any time shall mean the percentage of the face amount of the Series C Preferred Shares outstanding at such time bears to the aggregate face amount of the (i) shares of the Company's Series A Convertible Preferred Stock and the Company's Series B Convertible Preferred Stock outstanding as of the date hereof and outstanding at such time, and (ii) Series C Preferred Shares outstanding at such time. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within five (5) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Series C Aggregate Percentage of the Series C Financing Amount, and that number of securities it is willing to purchase in excess thereof. In the event the Buyers and the holder of the shares of the Company's Series A Convertible Preferred Stock or the Company's Series B Convertible Preferred Stock fails to elect to fully participate in the Future Offering within the periods described in this Section 4(f), the Company shall have sixty (60) days thereafter to sell the securities of the Future Offering respecting which such Buyer's rights were not exercised, upon the terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such sixty (60) day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(f). The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank (ii) any transaction involving the Company's issuances of securities in connection with (A) a merger, consolidation or sale of assets,
(B) any strategic partnership, joint venture or relationship (the primary purpose of which is not to raise equity capital), or (C) the disposition or acquisition of a business, product or license by the Company, (iii) the issuance of securities pursuant to (A) a firm commitment, underwritten public offering, (B) upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or issued after the date hereof not in violation of this Agreement, (C) the grant of additional options or warrants or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants which such plan exists as of the date hereof and is set forth in any disclosure schedule attached hereto, or (iv) any issuance of securities or financing whereby the net consideration received or to be received by the Company and any of its subsidiaries is less than $1,000,000 in (i) any single transaction, (ii) any series of related transactions, or (iii) series of unrelated transactions to the same person or entity or to a group of persons and/or entities acting in concert.

              g. Authorized Shares of Common Stock; Reservation of Shares. The Company shall at all times, so long as any of the Series C Preferred Shares or Warrants are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares and the exercise of the Warrants, such number of shares of Common Stock at least equal to the greater of (i) 7,500,000 prior to November 30, 1997, and 12,500,000 on or after November 30, 1997, in each case, as adjusted to give effect to any stock splits or similar transactions, and
(ii) 125% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares with respect to Warrants which have not been issued and 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares with respect to Warrants which have been issued but not exercised.

              h. Listing. The Company shall use its best efforts to cause all the Registrable Securities (as defined in the Registration Rights Agreement) covered by a Registration Statement to be listed on each securities exchange (including the Nasdaq National Market System or the Nasdaq SmallCap Market) on which securities of the same class or series issued by the Company are then listed or quoted, if any, if the listing or quotation of such Registrable Securities is then permitted under the rules of such exchange. The Company shall (i) at such time as the Common Stock meets the eligibility requirements of the Nasdaq National Market System, use its reasonable efforts to secure the inclusion of shares of the Common Stock for quotation on the Nasdaq National Market System, or (ii) if, despite the Company's reasonable efforts to satisfy the preceding clause (i), the Company is unsuccessful in satisfying the preceding clause (i), at such time as the Common Stock meets the eligibility requirements of the Nasdaq SmallCap Market, use its reasonable efforts to secure the inclusion of shares of the Common Stock for quotation on the Nasdaq SmallCap Market. If, despite the Company's reasonable efforts to satisfy clause (i) and clause (ii) of the preceding sentence, the Company is unsuccessful in satisfying either clause (i) or clause (ii) of the preceding sentence, the Company shall (i) maintain the inclusion of shares of the Common Stock for quotation on the over-the-counter market and (ii) secure the inclusion of such Registrable Securities for quotation on the over-the-counter market. The Company shall promptly provide to each holder of Series C Preferred Shares copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market or, if applicable, any securities exchange (including the Nasdaq National Market System or the Nasdaq SmallCap Market) on which securities of the same class or series issued by the Company are then listed or quoted, if any. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(h).

              i. Expenses. Each of the Company and the Buyers shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement.

              j. Intentionally Omitted

              k. Corporate Existence. So long as any Series C Preferred
Shares remain outstanding, the Company shall not directly or indirectly (i) consummate any merger, reorganization, restructuring, consolidation or similar transaction by or involving the Company except (A) a merger or consolidation where the Company is the survivor or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, (ii) consummate any sale of all or substantially all of the assets of the Company or of all of its material subsidiaries or any similar transaction or related transactions which effectively results in a sale of all or substantially all of the assets of the Company and/or its subsidiaries, or
(iii) fail to continue to own, directly or indirectly, all of the capital stock of all of its material subsidiaries (other than due to a merger or consolidation of any subsidiary into the Company or a wholly-owned subsidiary of the Company); (each such transaction, a "SALE OF THE COMPANY").

              l. Warrant Issuances. Subject to the following sentence, the Company shall issue to each Buyer, within five (5) business days after its receipt of a Conversion Notice (as defined in the Certificate of Designations) by such Buyer, a Warrant to acquire a number of shares of Common Stock equal to: (i) 25% of the Conversion Shares to be received by such Buyer upon such conversion if such Conversion Date (as defined in the Certificate of Designations) is on or after the 271st day after the Closing Date but before the 360th day after the Closing Date, (ii) 75% of the Conversion Shares to be received by such Buyer upon such conversion if such Conversion Date is on or after 361st day after the Closing Date but before the 450th day after the Closing Date, or (iii) 100% of the Conversion Shares to be received by such Buyer upon such conversion if such Conversion Date is on or after 451st day after the Closing Date, in each case, with an exercise price equal to the Fixed Conversion Price (as defined in the Certificate of Designations) in effect as of such Conversion Date, subject to adjustment as provided in the Warrant. The Company shall also issue to each Buyer, in the case of clauses (i), (ii) and
(iii) below, not later than five (5) business days prior to any consummation of a Sale of the Company or, in the case of clause (iv) below, immediately upon a

Redemption pursuant to Section 3(b) or 4 of the Certificate of Designations, a Warrant to acquire a number of shares of Common Stock equal to: (i) 50% of the Conversion Shares which such Buyer would be entitled to receive assuming conversion of all outstanding Series C Preferred Shares then held by such Buyer as of the fifth (5th) business day prior to any consummation of a Sale of the Company if the fifth (5th) business day prior to any consummation of a Sale of the Company is on or before the 360th day after the Closing Date, (ii) 75%of the Conversion Shares which such Buyer would be entitled to receive assuming conversion of all outstanding Series C Preferred Shares then held by such Buyer as of the fifth (5th) business day prior to any consummation of a Sale of the Company if the fifth (5th) business day prior to any consummation of a Sale of the Company is on or after 361st day after the Closing Date but before the 450th day after the Closing Date, (iii) 100%of the Conversion Shares which such Buyer would be entitled to receive assuming conversion of all outstanding Series C Preferred Shares then held by such Buyer as of the fifth (5th) business day prior to any consummation of a Sale of the Company if the fifth
(5th) business day prior to any consummation of a Sale of the Company is on or after 451st day after the Closing Date, or (iv) 100%of the Conversion Shares which such Buyer would be entitled to receive assuming conversion of all outstanding Series C Preferred Shares being redeemed by such Buyer pursuant to
Section 3(b) or 4 of the Certificate of Designations, in each case, with an exercise price equal to the Fixed Conversion Price in effect as of the fifth
(5th) business day prior to any consummation of a Sale of the Company or any such Redemption, subject to adjustment as provided in the Warrant, but without giving effect to any adjustment to the Fixed Conversion Price required by
Section 2((c) (ii) of the Certificate of Designations; provided however, upon full compliance with the foregoing upon a Sale of the Company, the Company shall have no further obligation to issue any additional Warrants upon the conversion of any Series C Preferred Shares pursuant to the preceding sentence. Notwithstanding the foregoing, the Company shall, in addition to the Warrants otherwise issuable hereunder, issue to each Buyer such Warrants (the "LOCK-UP WARRANTS") as may be issuable to a Buyer pursuant to Section 2(j)(ii) of the Certificate of Designations. Each Warrant issued hereunder (including pursuant to Section 2(j)(ii) of the Certificate of Designations) shall be immediately exercisable and shall expire (to the extent not exercised) on the fifth (5th) anniversary of its issuance date thereof. If the Company shall fail for any reason or for no reason to issue to a Buyer within five (5) business days after the time required under this Section 4(l) or Section 2(j)(ii) of the Certificate of Designations, a Warrant for the number of shares of Common Stock to which such Buyer is entitled, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such Buyer including any indemnification pursuant to Section 8 hereof, pay as additional damages in cash to such Buyer for each day such issuance is not timely effected after the fifth (5th) business day following the time required under this Section 4(l) or
Section 2(j)(ii) of the Certificate of Designations, an amount equal to 0.1% of the product of (x) the number of shares of Common Stock represented by the Warrant not issued to the Buyer on a timely basis and to which such Buyer is entitled and (y) the Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock on the last possible date which the Company could have issued such Warrant to such Buyer without violating this Section 4(l) or Section 2(j)(ii) of the Certificate of Designations.

              m. No Short Sales of the Common Stock. So long as (i) a Buyer or any of its affiliates beneficially owns any Series C Preferred Shares, (ii) the Company has not issued any publicly traded convertible securities and (iii) the Company is not in default under the Certificate of Designations for failing to effect any requested Redemption (as defined in the Certificate of Designations) or conversion of any Series C Preferred Shares pursuant to the Certificate of Designations, such Buyer and its affiliates shall not engage in any short sales, beneficial short sales or third party short sales of the Common Stock.

         5.   TRANSFER AGENT INSTRUCTIONS.

              The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series C Preferred Shares or exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Series C Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement or the Warrant. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Series C Preferred Shares, the Warrants, Conversion Shares or the Warrant Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by such Buyer of any of the Series C Preferred Shares, the Warrants, Conversion Shares or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

              The obligation of the Company hereunder to issue and sell the Series C Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

              a. Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

              b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

              c. Such Buyer shall have delivered to the Company the Purchase Price for the Series C Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

              d. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

              The obligation of each Buyer hereunder to purchase the Series C Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

              a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

              b. The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

              c. The Common Stock shall be authorized for quotation on the over-the-counter market, AMEX, the Nasdaq National Market or The New York Stock Exchange, Inc., trading in the Common Stock shall not have been suspended for any reason and all of the Conversion Shares and Warrant Shares issuable upon conversion of the Series C Preferred Shares or exercise of the Warrants, shall be approved for listing on the over-the-counter market, AMEX, the Nasdaq National Market or The New York Stock Exchange, Inc.

              d. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in
Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

              e. Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

              f. The Company shall have executed and delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series C Preferred Shares being purchased by such Buyer at the Closing.

              g. The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit E attached hereto.

              h. As of the Closing Date, the Company shall as of the Closing Date have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares and the exercise of the Warrants, 7,500,000 shares of Common Stock.

              i. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyers, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Series C Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Warrants, the Certificate of Designations or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series C Preferred Shares or the status of such Buyer or holder of the Series C Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares, as an investor in the Company, except for any such Indemnified Liabilities which directly and primarily results from the particular Indemnitee's gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.   GOVERNING LAW; MISCELLANEOUS.

              a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

              b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

              c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

              d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

              e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

              f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three
(3) days after being sent by U.S. certified mail, return receipt requested, or
(iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  American BioMed, Inc.
                  10077 Grogan's Mill Road
                  Suite 100
                  The Woodlands, Texas 77380
                  Telephone:        (713) 367-3895
                  Facsimile:        (713) 367-3212
                  Attention:        President

         With a copy to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers
                  1401 Walnut St.
                  Philadelphia, Pennsylvania 19102
                  Telephone:        (215) 568-6060
                  Facsimile:        (215) 568-6603
                  Attention:        Todd L. Silverberg, Esq

         If to the Transfer Agent:

                  Continental Stock Transfer &
                  Trust Company
                  2 Broadway, 19th Floor
                  New York, New York 10004
                  Telephone:        (212) 509-4000
                  Facsimile:        (212) 509-5150
                  Attn: William Seegraber

If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

              g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns including any purchasers of the

Series C Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer including by merger or consolidation except as expressly provided in Section 4(k) hereof. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

              h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

              i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company contained in Sections 3 (other than Sections 3(b), (d) and (w)) and the representations and warranties of the Buyers contained in Sections 2, shall survive the Closing until three years after the Closing Date. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company contained in Sections 3(b), (d) and (w), the agreements and covenants set forth in Sections 4, 5 and 9, the indemnification provisions set forth in Section 8, shall survive the Closing until the expiration of the applicable statute of limitations. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

              j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

              k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

              l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyers for the expenses described in Section 4(i) above.

              m. Placement Agent. The Company acknowledges that it has engaged a placement agent in connection with the sale of the Series C Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

              n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                             BUYERS:

    AMERICAN BIOMED, INC.                            NELSON PARTNERS


By: /s/ STEVEN RASH                                By: /s/ ANNE DUPUY
    ----------------------------------------            ------------------------
    Name:     Steven Rash                               Name:      Anne Dupuy
    Its:      President and Chief Executive             Its:       Officer
              Officer

                               SCHEDULE OF BUYERS


                                                                             NUMBER OF
                                                                             SERIES C
                                            BUYER ADDRESS                    PREFERRED          BUYER'S LEGAL COUNSEL
      BUYER NAME                         AND FACSIMILE NUMBER                 SHARES            AND COUNSEL'S ADDRESS
---------------------------          -----------------------------           ---------          ---------------------
Nelson Partners                      c/o Leeds Management Services               125            Citadel Investment Group, L.L.C.
                                     129 Front Street, 5th Floor                                225 West Washington Street
                                     Hamilton HM12 Bermuda                                      Chicago, Illinois 60606
                                     Attn:  Anne Dupuy                                          Attention:  Ben Kopin
                                     Facsimile: (441) 292-2239                                              Ken Simpler
                                                                                                Facsimile: (312) 368-1348

                                                                                                Katten Muchin & Zavis
                                                                                                525 W. Monroe Street
                                                                                                Chicago, Illinois 60661-3693
                                                                                                Attention: Matthew S. Brown, Esq.
                                                                                                           Robert J. Brantman, Esq.
                                                                                                Facsimile: (312) 902-1061